Exhibit 99.1

The Chemours Company Announces Next Steps in Transformation Plan

•Five-Percent Reduction in Global Workforce of Employees and Contractors
•Planned Closure of Reactive Metals Solutions Business in Chemical Solutions Portfolio
•Continued Commitment to Methylamines Business in Belle, W.Va

WILMINGTON, Del., Nov. 30, 2015 - The Chemours Company (“Chemours”) (NYSE: CC), a global chemistry company with leading market positions in titanium technologies, fluoroproducts and chemical solutions, announced today three actions integral to the company’s transformation plan.

Chemours announced a global workforce reduction of approximately 400 positions, approximately 5 percent of its total employee and contractor base. This action is part of ongoing efforts to streamline and simplify the structure of the organization worldwide and to reduce costs. As a result of these actions, the company will incur a charge of approximately $45 million in the fourth quarter of 2015. The headcount reduction, expected to be completed during 2016, will affect business lines and functions and is estimated to save the company approximately $50 million annually.

The company also completed the strategic review of its Reactive Metals Solutions (RMS) business and decided to stop production at its Niagara Falls, N.Y. site by the end of December 2016. The Niagara Falls plant has approximately 200 employees and contractors who will be impacted by this action.

This site closure is expected to improve pre-tax income and Adjusted EBITDA by approximately $20 million annually beginning in 2017. In the fourth quarter of 2015, the company will incur cash charges of approximately $17 million for employee-related charges, contract termination, and removal costs. Additional restructuring and other charges related to decommissioning and site redevelopment are expected to be in the range of $10 million to $15 million and will be incurred during the next two to three years.

As part of its portfolio optimization work, Chemours also announced its continued commitment to the company’s Belle, W.Va. manufacturing location, which is the site of its methylamines business. The site will remain part of its Chemical Solutions portfolio; the company expects to take additional actions to improve its performance and financial contribution.

“We continue to make significant progress executing against our five-point transformation plan by streamlining our portfolio and our organizational structure. The actions announced today will allow us to focus our resources on our core business segments, operate more efficiently, and strengthen our financial position,” commented Mark Vergnano, Chemours president and CEO. “I want to express my sincere thanks to all the employees who are affected by today’s announcement for their contributions to Chemours.”

The Chemours five-point transformation plan that was announced early August 2015 is focused on five strategic elements: reducing structural costs, growing market positions, refocusing investments, optimizing the portfolio, and enhancing the organization.

About The Chemours Company
The Chemours Company (NYSE: CC) helps create a colorful, capable and cleaner world through the power of chemistry. Chemours is a global leader in titanium technologies, fluoroproducts and chemical solutions, providing its customers with solutions in a wide range of industries with market-defining products, application expertise and chemistry-based innovations. Chemours ingredients are found in plastics and coatings, refrigeration and air conditioning, mining and oil refining operations and general industrial manufacturing. Our flagship products include prominent brands such as Teflon™, Ti-Pure™, Krytox™, Viton™, Opteon™ and Nafion™. Chemours has approximately 8,400 employees across 36 manufacturing sites serving more than 5,000 customers in North America, Latin America, Asia-Pacific and Europe. Chemours is headquartered in Wilmington, Delaware and is listed on the NYSE under the symbol CC.

Forward-Looking Statements
This press release contains forward-looking statements, which often may be identified by their use of words like "plans," "expects," "will," "believes," "intends," "estimates," "anticipates" or other words of similar meaning. These forward-looking statements address, among other things, our anticipated future operating and financial performance, business plans and prospects, transformation plans, resolution of environmental liabilities, litigation and other contingencies, plans to increase profitability, our ability to pay or the amount of any dividend, and target leverage that are subject to substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. The matters discussed in these forward-looking statements also are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements as further described in the "Risk Factors" section of the information statement contained in the registration statement on Form 10 and other filings made by Chemours with the Securities and Exchange Commission. Chemours undertakes no duty to update any forward-looking statements.

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CONTACTS:

MEDIA:
Robert Dekker
Global Corporate Communications Leader
+1.302.773.4509
robert,dekker@chemours.com

INVESTORS:
Alisha Bellezza
Director of Investor Relations
+1.302.773.2263
investor@chemours.com